EXHIBIT 2.1
                                   -----------
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of October __, 1999, among Breakthrough Electronics, Inc., a Nevada corporation (the "Parent"), DDJ Merger Sub, a Nevada corporation and a wholly owned subsidiary of the Parent (the "Merger Sub") and Digital DJ, Inc., a California corporation (the "Company"), with reference to the following.


                                    RECITALS
                                    --------

     A. The Parent is an inactive corporation whose shares are quoted on the Nasdaq Electronic Bulletin Board under the symbol "BRELE."

     B. The Company is a privately held corporation in the business of providing electronically formatted entertainment.

     C. The Merger Sub is a wholly owned subsidiary of the Parent, formed for the purpose of merging with the Company.

     D. The Board of Directors of the Parent and the Company each have determined that a business combination between the Parent and the Company is fair to and in the best interest of their respective companies and stockholders and, accordingly, have agreed to effect the merger upon the terms and subject to the conditions set forth in this Agreement.

     E. In connection with the merger provided for herein, shares of the Parent's common stock will be issued in exchange for all of the issued and outstanding shares of the Company's Stock.

     F. This merger is intended for tax purposes to qualify as a non-taxable reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     G. The parties desire that the Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law and the Nevada Corporation Act (the "Corporate Law"), merge with and into the Company (the "Merger"), and pursuant thereto the Company's Stock shall be converted into the right to receive shares of the Parent, as set forth herein.



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



                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing premises and of the provisions, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows.

                                    ARTICLE I

                                   THE MERGER
                                   ----------

     1.1 The Merger. Subject to the provisions of this Agreement, in accordance with the Corporate Law, at the Effective Time (as defined in Section 1.3 below), the Merger Sub shall be merged with and into the Company in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Immediately following the Merger, the separate corporate existence of the Merger Sub shall cease and the Company, under the name "Digital DJ, Inc.," as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the Corporate Law as a direct, wholly-owned subsidiary of the Parent.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 355 Bryant Street, Suite 111, San Francisco, Califonria 94107, at 2:00 p.m., on (i) the second business day following the satisfaction of the conditions set forth in Article X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) or (ii) or at such other time, date, or place as the Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time. As soon as practicable after the satisfaction or waiver of all of the conditions to the Merger, the parties shall cause the Merger to be consummated by causing an Agreement of Merger (the "Filed Agreement") substantially in the form of Exhibit 1.3 attached hereto, together with officers' certificates in the forms included with such Exhibit, to be executed and filed in accordance with the relevant provisions of the Corporate Law. The Merger shall become effective at the time of the filing with the California Secretary of State of the Filed Agreement relating thereto or at such later time as is specified in the Filed Agreement (the "Effective Time").

     1.4 Effects of the Merger.   The Merger  shall have the effect set forth in
Section 1107 of the Corporate Law. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of the Company and Merger Sub shall thereafter be preserved unimpaired.

     1.5 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation and Bylaws of the Company, respectively, as in effect



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


immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable law.

     1.6 Merger Proxy. The Parent shall as soon as reasonably practicable prepare and file where appropriate or required, a proxy for approval for distribution to the Parent's shareholders to approve the Merger, the amendment of the Parent's certificate of incorporation to increase the authorized number of shares and the terms of this Agreement. The Company shall assist the Parent in the preparation of the proxy materials and have the right to review and reasonably approve the proxy prior to its distribution to the Parent's shareholders. ..................................................................

                                   ARTICLE II

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
               ---------------------------------------------------

     2.1 Directors. The Surviving Corporation and the Parent shall take such action as is necessary to elect as directors of both the Surviving Corporation and the Parent immediately following the Effective Time: the individuals identified in Schedule 2.1 (the "Directors"). The Directors shall serve, until their successors are duly appointed or elected in accordance with applicable law. The Parent shall take all actions necessary to nominate the Directors for election.

     2.2 Parent Officers. The Surviving Corporation and the Parent shall take such actions as are necessary to elect as the officers of the Parent effective immediately following the Effective Time:

                  Name..........................................................
                  ----
                  Office
                  ------
          Tsutomu "Tom" Takahisa................................................
         President, Secretary and Chief Financial Officer

     2.3          Termination of Existing Agreements.
                  ----------------------------------

         (a) Repudiation. Prior to the Closing, Lawrence W. Sapperstein, and each other executive officer and director of the Parent shall repudiate his existing employment agreement with the Parent or the Subsidiary and all rights thereunder and cancel the existing agreements and release the Parent from all obligations thereunder. Each of the officers and directors of the Parent shall have resigned as of the Closing Date. Each officer, director and employee identified in Schedule 2.5(a) shall execute as of the Closing Date, a release in the form attached hereto as Exhibit "2.5" (the "Release").

                                   ARTICLE III

            EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE
            --------------------------------------------------------
                                     COMPANY
                                     -------



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



     3.1 Merger Sub Stock. At the Effective Time, each share of common stock of the Merger Sub outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Parent or the Company, be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     3.2 The Company Securities.
         -----------------------

         (a) At the Effective Time, the shares of each class of the preferred stock (as converted to common) and the common stock of the Company (the "Company Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number of shares of the Parent's
Common Stock (the "Share Exchange Ratio") calculated such that (i) all outstanding shares of Company Stock on a Fully Diluted Basis (as defined below) immediately prior to Effective Time. For purposes hereof, "Fully Diluted Basis" shall mean all outstanding shares and all shares issuable pursuant to Convertible Securities (as defined below) to the extent in the money as of the Closing Date. For purposes hereof, "Convertible Securities" means options, warrants, convertible securities or other rights to acquire common stock. The Share Exchange Ratio shall be calculated by the Parent and the Company prior to the Effective Time and such calculation shall be attached hereto as Schedule 3.2(a).

         (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of the Company Stock shall cease to be outstanding and shall be canceled and retired, and each holder of shares of the Company Stock shall thereafter cease to have any rights with respect to such shares of the Company Stock, except the right to receive, without interest, the Parent Stock.

         (c) All options to purchase Company Stock outstanding at the Effective Time under any Company stock option plan or agreement or any other type of option, warrant or right to purchase shares of the Company (the "Company Stock Options") shall, at the Effective Time, automatically and without further action on the part of any holder thereof, be converted into options or similar right to purchase Parent Stock (individually, a "Parent Stock Option" and collectively, the "Parent Stock Options"). Each option granted by the Parent hereunder shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option in compliance with the requirements of Section 424(a) of the Code and the applicable agreement issued thereunder, except that (i) each such Company Stock Option shall be exercisable for that whole number of shares of Parent Stock (to the nearest whole share) determined by multiplying the number of shares of the Company Stock subject to such Company Stock Option by the Share Exchange Ratio immediately prior to the Effective Time times as set forth on Schedule 3.2(c) (the "Option Exchange Ratio"), (ii) the total option price of the shares of Parent Stock issuable upon exercise of a Parent Stock Option shall be an amount equal to the total option price of the shares of Company Stock subject to such Company Stock Option in effect immediately prior to the Effective Time, (iii) the exercise price per share shall be calculated by dividing the aggregate option value of the shares of Company Stock subject to such Company Stock Options in effect immediately prior to the Effective Time by


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



the number of shares of Parent Stock underlying such Parent Stock Options, (iv) all Parent Stock Options shall be exercisable otherwise in accordance with their terms. No payment shall be made for fractional interests.

         (d) As soon as practicable after the Effective Time, the Parent shall deliver to the holders of all Company Stock Options, a notice stating that the agreements evidencing the grants of such Company Stock Options shall continue in effect as Parent Stock Options on the same terms and conditions (subject to the terms of the relevant Company Stock Option plan and the adjustments to outstanding Shares and exercise price).

         (e) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Stock for delivery upon exercise of Parent Stock Options.

     3.3 Exchange of Certificates Representing the Company Stock. Within 5 days of the Effective Time, the Parent will deliver to the Company the certificates representing shares of the Parent Stock (together with any unpaid dividends or distributions with respect thereto relating to record dates for such dividends or distributions after the Effective Time) to be issued and paid in exchange for outstanding shares of Company Stock.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     The Company represents and warrants to the Parent as of the date of this Agreement as follows:

     4.1 Existence; Good Standing; Corporate Authority; Compliance with Law.

         (a) Each of the Company and its subsidiary is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of the State of California and are not qualified to do business in any other jurisdiction.

         (b) Each of the Company and its subsidiary has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

         (c) Each of the Company and its subsidiary is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, nor is the Company or its subsidiary in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal. A "Company Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Company, taken as a whole.

         (d) The copies of the Articles of Incorporation of the Company and its subsidiary and Bylaws of each entity, which have been delivered to the Parent, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

         (e) The Company's and its subsidiary's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of the Company or the subsidiaries are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article IV hereof or prevent or limit any of the transactions contemplated by this Agreement. Schedule 4.1 sets forth a true and complete list of the names of all directors of the Company and the names and offices held of all officers of the Company and each subsidiary as the date hereof.

     4.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and the Merger Sub, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

     4.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which _________ shares are issued and outstanding. The Company has authorized 6,000,000 shares of Preferred S Class Stock, no par value, of which ________ shares are issued and outstanding. Schedule 4.3 sets forth the number of shares of Company Stock issuable upon exercise of outstanding Company Stock Options. All of the outstanding shares of capital stock of the Company's subsidiary have been validly issued and are fully paid and nonassessable and, are owned by the Company free and clear of all liens, charges, claims or encumbrances. Schedule
4.3 sets forth the name of each record holder of shares of Company Stock, the number of shares of Company Stock so held, and the number of whole shares of Parent Stock to be issued in exchange for such shares of Company Stock in connection with the Merger. Except as set forth in Schedule 4.3, the Company has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for


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



securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Company Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive or rescission rights, and were issued in compliance with all applicable federal and state securities laws. Schedule 4.3 sets forth the name of each person who holds or has rights to receive Company Stock Options, the number of shares of Company Stock issuable in respect of such Company Stock Options, the exercise prices and terms of such Company Stock Options. As used in this Agreement, the "knowledge" of a person shall mean the actual knowledge of an officer or senior manager of such person after reasonable investigation.

     4.4 No Violation. Neither the execution or delivery by the Company of this Agreement and all agreements or documents contemplated therein nor the consummation by the Company of the transactions contemplated therein, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company; (ii) except as set forth in Schedule 4.4, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected; (iii) violate any law, statute, rule, regulation, judgment, or decree applicable to the Company; or
(iv) other than the filings provided for in Article I, filings required under the Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

     4.5 Financial Statements. The unaudited balance sheet and statement of operations as of and for the year ended June 30, 1998, attached to Schedule 4.5, are prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of the Company as of such date and the results of operations of the Company for the year then ended. The unaudited balance sheet of the Company as of September 30, 1999 and the related statement of operations for the three months ended on such date, which are attached to Schedule 4.5, were prepared in accordance with GAAP consistently applied except as otherwise set forth therein and of such date and the results of operations of the Company for the three months then ended, except that such interim financial statements are subject to normal year-end adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP. The balance sheet of the Company as of June 30, 1998, is referred to in this Agreement as the "Company Balance Sheet."



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     4.6      Litigation.  To the knowledge of the Company, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. To the knowledge of the Company, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department,
commission,   board,  bureau,  agency,  court,  or  other  instrumentality,   or
arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     4.7 Subsidiary. FM Intelligent Transportation System Inc., a Delaware corporation, is a wholly owned subsidiary of the Company and is the Company's only subsidiary. The Company owns all right, title and interest in and to each issued and outstanding shares of FM Intelligent Transportation System Inc.

     4.8 Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company the transactions contemplated hereby require no consents of any party and no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with the Corporate Law, (b) compliance with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Blue Sky laws, and (c) any other filings, approvals or authorizations, which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

     The Parent and the Merger Sub represent and warrant to the Company and its shareholders as of the date of this Agreement as follows.

     5.1      Existence; Good Standing; Corporate Authority;Compliance with Law.
              ------------------------------------------------------------------

         (a) Each of the Parent and the Merger Sub is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of its jurisdiction of incorporation. Each of the Parent and the Merger Sub is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions listed in Schedule 5.1, which list contains all jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined below in Section 5.9).


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



         (b) Each of the Parent and the Merger Sub has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

         (c) Each of the Parent and the Merger Sub is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, nor is the Parent in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.
         (d) The copies of the Parent's Articles of Incorporation and the Certificate of Incorporation of the Merger Sub and the Subsidiary and Bylaws of each entity, which have been delivered to the Company and the Principal Shareholders, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

         (e) The Parent's and the Subsidiaries' corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of the Parent or the Merger Sub are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article V hereof or prevent or limit any of the transactions contemplated by this Agreement.
Schedule 5.1 sets forth a true and complete list of the names of all directors of the Parent and the names and offices held of all officers of the Parent and each subsidiary as the date hereof.

     5.2          Authorization, Validity and Effect of Agreements.
                  ------------------------------------------------

         (a) Each of the Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Parent, the consummation by the Parent and the Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Parent and the Merger Sub. This Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Parent and the Merger Sub enforceable in accordance with their respective terms.

         (b) The affirmative vote of the holders of a majority of the shares of the Parent Stock present in person or by proxy at a duly convened and held meeting of the stockholders of the Parent is necessary to approve the issuance by the Parent of the shares of the Parent Stock pursuant to the terms hereof. Such vote is the only vote required to approve the Merger.



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



     5.3 Capitalization. The authorized capital stock of the Parent consists of 50,000,000 shares of Common Stock, $.001 par value, and no shares of preferred stock, $.001 par value. Schedule 5.3 sets forth the number of shares of the Parent Stock issued and outstanding, and the number of shares of the Parent Stock issuable upon exercise of outstanding Parent Stock Options, each as of the Closing Date. There are no shares of preferred stock issued or outstanding and no commitment exists to issue any preferred stock. Schedule 5.3 correctly sets forth the name of each person who holds of record shares of the Parent Stock and the number of shares of Company Stock so held, as of the date of this Agreement. No additional shares of capital stock of the Parent will be issued, except pursuant to the exercise of options outstanding under and vested or vesting in accordance with the terms of the Parent Stock Option plans or warrants set forth on Schedule 5.3 hereof. The Parent has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Parent on any matter. All issued and outstanding shares of the Parent Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive or rescission rights, and were issued in compliance with all applicable federal and state securities laws. Schedule 5.3 correctly sets forth the name of each person who holds or has rights to receive Parent Stock Options, the number of shares of Parent Stock issuable in respect of such Parent Stock Options, the exercise prices and terms of such Parent Stock Options, and whether or not such Parent Stock Options are intended to qualify as incentive stock options or non-statutory stock options. Except for the Parent Stock Options listed on Schedule 5.3, there are not, at the date of this Agreement, any authorized, issued, or outstanding options, warrants, calls, subscriptions, convertible securities, conversion privileges, preemptive rights, or other rights, agreements, or commitments (whether or not presently exercisable) that obligate the Parent to issue, transfer, or sell any shares of capital stock or other securities convertible into or evidencing the right to purchase or otherwise acquire any capital stock of the Parent. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar plans, contracts, or rights with respect to the Parent that are effective as of the date hereof or that have been executed or agreed to as of the date hereof with an effective date after the date hereof. There are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Parent to which the Parent is a party that are presently effective or have been executed or agreed to as of the date hereof or, to the best knowledge of the Parent, to which any officer or director of the Parent or any stockholder owned or controlled by such officer or director is or will be a party, except in accordance with the terms hereof. There are no restrictions upon the sale, voting, or transfer of any shares of Parent Stock pursuant to the Parent's Articles of Incorporation, Bylaws, or other governing instruments (other than restrictions typically applicable to unregistered stock under the Securities
Act). After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer, or sell any shares of capital stock of the Parent or the Surviving Corporation pursuant to any stock or incentive plan. As used in this Agreement, the "knowledge" of a person shall mean the actual knowledge of an officer or senior manager of such person after reasonable investigation.

     5.4 Other Interests. Except as set forth in Schedule 5.4, neither the Parent nor the Merger Sub own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity other than investments in short term investment securities.

     5.5 No Violation. Neither the execution and delivery by the Parent and the Merger Sub of this Agreement and all agreements and documents contemplated hereby, nor the consummation by the Parent and the Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation, as amended, or Bylaws of the Parent or the Articles of Incorporation or Bylaws of the Merger Sub; (ii) violate any law, statute, rule, regulation, judgment, or decree applicable to the Parent or the Merger Sub;
(iii) except as set forth in Schedule 5.5 violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Parent or the Merger Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which the Parent or the Merger Sub is a party, or by which the Parent or the Merger Sub or any of its properties is bound or affected; (iv) violate any law, statute, rule, regulation, judgment, or decree applicable to the Parent or the Merger Sub; or (v) other than the Regulatory Filings, require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

     5.6 SEC Documents. Since ____________, 199_, the Parent has filed all forms, reports, and other documents (including all exhibits, schedules and annexes thereto) required to be filed by the Parent with the SEC and Nasdaq ("Parent Report"). Except to the extent that information contained in any Parent Report has been revised or superseded by a later Parent Report filed and publicly available prior to the date of this Agreement, as of their respective dates, the Parent Reports (a) were (and any Parent Report filed after the date hereof will be) in all material respects in accordance with the requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (b) as of their respective filing dates did not (and any Parent Report filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in such reports (or incorporated therein by reference) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments) and fairly present in all material respects the financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the periods then ended.

     5.7 Financial Statements. The audited consolidated balance sheet and consolidated statement of operations as of and for the twelve months ended December 31, 1998, accompanied by the audit report of ____________________________, independent certified public accountants, which are attached hereto as Exhibit "5.7", were prepared in accordance with GAAP, consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of the Parent as of such date and the results of operations of the Parent for the year then ended. The unaudited consolidated balance sheet of the Parent as of September 30, 1999, and the related consolidated statement of operations for the nine months ended on such date, which are attached hereto as Exhibit "5.7", were prepared in accordance with GAAP consistently applied except as otherwise set forth therein and of such date and the results of operations of the Parent for the nine months then ended, except that such interim financial statements are subject to normal year-end adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP. The balance sheet of the Parent as of September 30, 1999, is referred to in this Agreement as the "Parent Balance Sheet."

     5.8 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Parent Balance Sheet or set forth in
Schedule 5.8 at the date of the Parent Balance Sheet, the Parent did not have any obligation or liability of any kind whatsoever (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Parent Material Adverse Effect. The Parent Balance Sheet has accurate accruals of all employee benefit costs, including, but not limited to, payroll, commissions, bonuses, retirement benefits and vacation accruals.

     5.9          Absence of Certain Changes or Events.
                  ------------------------------------

         (a) Since September 30, 1999, no event or events have occurred, which individually or in the aggregate have had a Parent Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in a Parent Material Adverse Effect. A "Parent Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Parent, taken as a whole.

         (b) Since the date of the Parent Balance Sheet and except as set forth in Schedule 5.9(b), the Parent has not:

                  (i)
 ................................................................................
declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                  (ii) .........................................................
any amendments to its Articles of Incorporation or Bylaws:

                  (iii).....................................................made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                  (iv) .........................................................
incurred any indebtedness or borrowed money other than as set forth in Schedule 5.9(b)(iv); which borrowings shall not exceed $5,000 in the aggregate;

                  (v)  .........................................................
incurred any obligation or liability (contingent or otherwise);

                  (vi) .........................................................
discharged or satisfied any lien or encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the ordinary course of business;

                  (vii).........................................................
mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable;

                  (viii) .......................................................
assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the ordinary course of business;

                  (ix) .........................................................
entered into any transaction, contract, or commitment;

                  (x) ......................................................made any capital expenditures or any commitment therefor in excess of $1,000 in the aggregate except as consented to by the Company;

                  (xi) .........................................................
adopted or made any change in any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;

                  (xii) ........................................................
entered into any employment or consulting agreement or arrangement, or granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                  (xiii)........................................................
suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (xiv) ........................................................
canceled or compromised any debt or claim except for adjustments made in the ordinary course of business that, in the aggregate, are not material, or waived or released any rights that are material;

                  (xv) .........................................................

terminated,  amended,  or modified  any  agreement  or  instrument  described in
Schedule 5.10;

                  (xvi).........................................................
entered into any transaction with any stockholder, officer, director, or key employee of the Parent or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans in existence prior to December 31, 1998;

                  (xvii) ...................................................made any loans or advances to, guaranties for the benefit of, or investments in, any person;

                  (xviii) ..................................................made cash charitable contributions;

                  (xix) ........................................................
merged or consolidated with, or acquired all or substantially all of the assets, capital stock, or business of any other person;

                  (xx) .........................................................
introduced any material change with respect to its method of accounting or accounting practice by Parent; or

                  (xxi) ........................................................
agreed or committed to do any of the things described in this Section 5.10.

     5.10 No Contracts, Etc. The Parent is not a party to or liable under any of the following:

         (a)      any lease of real property;

         (b)      any lease of personal property;

         (c)      any contract for any intellectual property rights, if any;

         (d) any employment and consulting agreements covering any employee of, or consultant to, the Parent or the Merger Sub;

         (e) any deferred compensation agreements, employee stock option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of the Parent or the Merger Sub;

         (f) any bank accounts and safe deposit boxes of the Parent or the Merger Sub;

         (g) any loan agreements, credit agreements, indentures, and other documents or instruments relating to the borrowing of money by the Parent or the Merger Sub and all promissory notes and other evidences of indebtedness of the Parent or the Merger Sub, including without limitation, all such documents and instruments relating to or evidencing any stockholder loans to the Parent or the Merger Sub; and

         (h) any guaranties of obligations of the Parent or Merger Sub under all loan agreements, leases, and other documents and instruments to which the Parent or the Merger Sub is a party or by which it is bound, by any officer or director of the Parent or the Merger Sub or any affiliate of any of the foregoing.

     5.11 Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no consents of any party and no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in accordance with the Corporate Law, (b) compliance with any applicable requirements of the Act, the Exchange Act, or Blue Sky laws, and (c) any other filings, approvals or authorizations, which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of the Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

     5.12 Litigation. There are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting the Parent, or the Merger Sub or any of their properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. To the knowledge of the Parent, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting the Parent, or the Merger Sub or any of their properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. There are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to the Parent or the Merger Sub or any of their assets, properties, business, or operations. No product liability, warranty, or similar claims have been made against the Parent or the Merger Sub. Neither the Parent nor the Merger Sub have entered into any settlement agreements relating to the compromise or dismissal of any litigation involving the Parent or the Merger Sub or any of their properties or assets.

     5.13 Taxes. All Taxes (as hereinafter defined) required to be filed by the Parent and the Merger Sub have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid or appropriate extensions have been filed for such periods. No deficiency or adjustment in respect of any Taxes that was assessed against the Parent or the Merger Sub remains unpaid and no such claim or assessment is pending or, to the knowledge of the Parent, threatened. The Parent and the Merger Sub have made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of the Parent or the Merger Sub. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of the Parent or the Merger Sub, and there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Parent Balance Sheet. The Parent has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code.

     5.14         Proprietary Rights.
                  ------------------

         (a)      Except as set forth on Schedule 5.14(a):

                  (i)
 ..............................................................................To
the Parent's knowledge, neither the Parent nor the Merger Sub has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) neither the Parent nor the Merger Sub (and its employees with responsibility for Proprietary Rights matters) has received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Parent or the Merger Sub must license or refrain from using any Proprietary Rights of any third party), (iii) to the Parent's knowledge, there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Parent must license or refrain from using any Proprietary Rights of any third party), or (iv) to the Parent's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Parent or the Merger Sub.

     5.15 ERISA. Neither the Parent nor the Merger Sub nor any ERISA Affiliate of the Parent or the Subsidiaries maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any Multiemployer Plan, (ii) any a Multiple Employer Plan or
(iii) any other incentive or retirement plan, including but not limited to a pension plan.

     5.16 Fees. Except as set forth in Schedule 5.16, there are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Parent or the Merger Sub.

     5.17 Books and Records. Except as set forth in Schedule 5.17, the financial books, records, and work papers of the Parent and the Merger Sub are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of the Parent or the Merger Sub set forth in the financial statements referred to in Section 5.7 hereof.

     5.18 Disclosure. To the Parent's knowledge, no representation or warranty by the Parent in this Agreement and no statement contained in any document, certificate, or other writing prepared by the Parent or its representatives and furnished by the Parent to the Company pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by the Parent to the Company for which such information was furnished by the Parent to the Company.

     5.19 Purchase Accounting Treatment. The Parent intends that the Merger be accounted for under the "purchase" method of accounting.

                                   ARTICLE VI

           INTERIM OPERATING COVENANTS OF THE PARENT AND SUBSIDIARIES
           ----------------------------------------------------------

     6.1 Operations. Between the date of this Agreement and the Effective Time, each of the Parent and the Merger Sub will:

         (a) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of the Parent and the Merger Sub, including, without limitation, the SEC and Nasdaq Bulletin Board;

         (b) maintain material compliance with all Governmental Permits and all laws, rules, regulations and consent orders;

         (c) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of the Parent's and the Merger Sub's business operations, whether or not such approval would expire before or after the Effective Time; and

         (d) advise the Company promptly in writing of any material change in any document or Schedule, including without limitation any Schedule, Exhibit or other information delivered pursuant to this Agreement.

     6.2 Meeting of Stockholders. The Parent will take all action necessary in accordance with applicable law and their respective charter documents to convene a meeting of their stockholders before the Effective Date, to consider and vote upon the approval of this Agreement and the transactions contemplated hereby.

     6.3 No Change. Between the date of this Agreement and the Effective Time, the Parent, the Merger Sub will not, without the prior written consent of the Company or except as described in this Agreement:

         (a)  make any change in their Articles of Incorporation or Bylaws;

         (b) authorize, issue, transfer, distribute, or register any of their securities;

         (c) declare or pay any dividend or make any distribution in respect of their capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

         (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures;

         (e) change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

         (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien (except for current property taxes) or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

         (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

         (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

         (i)  waive any material rights or claims;

         (j) amend or terminate any material agreement or any site assessment, permit, license or other right;

         (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

         (l) take any action or suffer or permit any event to occur that would cause any representation or warranty in this Agreement to become untrue as of the Effective Time.

     6.4 Access; Confidential Information. Between the date of this Agreement and the Effective Time, the Parent and the Merger Sub will afford to the officers and authorized representatives of the Company, including, without limitation, its counsel, independent auditors and investment bankers, access to the facilities, plants, corporate properties and other properties, books and records of the Parent and the Merger Sub and will furnish the Company with such additional financial and operating data and other information as to the business and properties of the Parent and the Merger Sub as the Company may from time to time reasonably request. The Parent and the Merger Sub will cooperate with the Company, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. Except as necessary to comply with the terms of this Agreement, the rules and regulations of the Nasdaq Electronic Bulletin Board and the SEC, the Company will cause all information obtained from the Parent and the Merger Sub in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which the Company may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Parent or the Merger Sub. The Parent and the Merger Sub covenant and agree not to disclose to any third persons other than their accountants, brokers, bankers, investment advisers or legal counsel any of the specific terms or provisions of this Agreement (including financial terms) prior to or after the date hereof without the prior written consent of the Company.

     6.5 Obtain Consents. Promptly after the execution of this Agreement, the Parent and the Merger Sub shall make all filings and take all steps reasonably necessary to obtain all approvals and consents required to be obtained by the Parent and the Merger Sub to consummate the transactions contemplated by this Agreement.

     6.6 Exclusivity. The Parent and the Merger Sub agree that they will not (and will use their best efforts to cause the Parent's and the Merger Sub's directors, officers, agents, representatives, and affiliates, and any other person acting on their behalf not to) enter into any contract or agreement that has as a purpose a business combination or merger, an issuance or sale of debt or equity of the Parent or the Merger Sub (including the capital stock), a sale of a substantial portion of the assets of the Parent or the Merger Sub, or a transaction comparable to or similar to the Merger (any of the foregoing, a "Competing Transaction"). The Parent and the Merger Sub will promptly notify the Company if they receive any offer, inquiry or proposal with respect to a Competing Transaction and the details thereof, and keep the Company informed with respect to each such offer, inquiry or proposal. The Parent and the Merger Sub will provide the Company with copies of all such offers, inquiries or proposals which are in writing.

                                   ARTICLE VII

                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

     7.1 Filings; Other Action. Subject to the terms and conditions herein provided, the ompany, its subsidiary, the Parent and the Merger Sub shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     7.2 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions set forth herein or the waiver thereof, directly or by or through its officers or directors, perform such further acts and execute such documents whether before or after the Effective Time as may be reasonably required to effect the Merger. In addition, subject to the limitations set forth in this Agreement, and unless specifically prohibited by applicable law, each party will use its best efforts to cause all of the conditions to Closing set forth in this Agreement that are within its control to be satisfied prior to the Closing Date and will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or that would cause any representation, warranty, or covenant made by it in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Effective Time.

     7.3 Expenses. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     7.4 Tax Matters. The Parent, the Merger Sub and the Company will treat and cause the Surviving Corporation to treat the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code and will file and cause the Surviving Corporation to file all returns and reports (including without limitation those required under Treasury Regulation Section 1.368-3) as required and in a manner consistent with such treatment; (ii) no shareholder is required to recognize income gain or loss with respect the Merger; and (iii) they will take no action that will prevent or be inconsistent with treating the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code.

     7.5 Brokers and Finders Fees. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

     7.6      Notices of Certain Events.....................................Each
party shall promptly notify the other party hereto of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement.

      7.7 Completion of Due Diligence. Each party acknowledges that this Agreement is being executed prior to the completion of necessary due diligence and prior to the preparation and review of the appropriate Schedules and Exhibits. Each party shall grant the other and each of their officers, attorneys, accountants and advisors, complete and unfiltered access to all information, documentation and personnel of the other. Each party shall conduct such diligence within 30 days of the date of this Agreement unless such party notifies the other parties in to the Agreement that they require further time and information to complete their investigations to their satisfaction, including information contained or in Schedules or Exhibits to this Agreement.

      7.8 Preparation of Schedules and Exhibits. Each party to this Agreement shall prepare and attach all necessary Schedules and Exhibits after the execution of this Agreement, but no later than the Closing Date, which information shall be true and correct as of the Closing Date, unless otherwise specified therein.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING
                              ---------------------

      8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of the Company and of the Parent.

         (b) No party to this Agreement shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed.

         (c) No action, suit, proceeding, or investigation to suspend the offering of the Parent Stock in connection with the Merger shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Stock to be issued in connection with the Merger shall have been received.

         (d) All consents, authorizations, orders, and approvals of (or filings or registrations with) any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

         (e) No action, suit, or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that could reasonably be expected to cause a Company Material Adverse Effect or a Parent Material Adverse Effect.

         (f) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

         (g) Each party to this Agreement shall have completed to its satisfaction, due diligence investigation on the other, its shareholders, its business and operations, financial condition, outstanding liabilities, business prospects and other material information.

         (h) Each party to this Agreement shall have provided the information necessary to complete the Schedules and Exhibits to this Agreement and the Schedules and Exhibits must be completed and the information contained therein must be satisfactory to each party to this Agreement, in each such party's sole discretion.

         (i) This Agreement shall be modified and amended to reflect changes, provisions, terms and conditions agreed upon by the parties hereto prior to the Closing.

         (j) None of these transactions contemplated hereby shall have been enjoined by the court or by any federal or state governmental branch, agency, commission or regulatory authority and not suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

         (k) The Parent shall continue to be listed and shall not have received any notice of impending delisting or suspension from the Nasdaq Electronic Bulletin Board.
         (l) The Merger Sub shall have been formed in accordance with this Agreement.

      8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) The Parent and the Merger Sub shall have performed or be in compliance in all respects with agreements contained in this Agreement required to be performed on or prior to the Closing Date. The representations and warranties of the Parent and the Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and the Company shall have received a certificate of the President of the Parent, dated the Closing Date, certifying to such effect.

         (b) There shall have been delivered to the Company certificates, dated within five days of the Closing Date, of the Secretary of State of the State of Nevada and the State of California, with respect to the incorporation, subsistence, and good legal standing of the Parent and the Merger Sub, respectively.

         (c) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to the Company including a Release from each executive officer.

         (d) There shall have been delivered to the Company certificates, dated as of the Closing Date, of the President and Secretary, respectively, of the Parent and the Merger Sub as set forth as Exhibit 9.2(d), (i) to the effect that the Articles of Incorporation of the Parent and Articles of Incorporation of Merger Sub have not been amended since the date of this Agreement, (ii) attaching a true and complete copy of the Bylaws of the Parent and the Merger Sub as in effect on the Closing Date, (iii) attaching a true and complete copy of the resolutions of the Board of Directors of the Parent and the Merger Sub approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby; and (iv) to the effect that each of the provisions of Section 9.2(a) are true and correct as of the Closing Date.

         (e) There shall have been delivered to the Company certificates, dated as of the Closing Date, with respect to the incumbency and signatures of all officers of the Parent and the Merger Sub signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of the Parent and the Merger Sub in connection with this Agreement.

         (f) The Parent shall have delivered to the Company an opinion of its counsel in the form attached hereto as Exhibit "9.2".

         (g) Since the Closing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties or assets of the Parent or the Subsidiaries.

                                   ARTICLE IX


                                   TERMINATION
                                   -----------

     9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual consent of the Parent and the Company.

     9.2 Termination by Either Party. This Agreement may be terminated by either party under any of the following conditions:

         (a) the Closing has not occurred by December 1, 1999; provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

         (b) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause shall have used its best efforts to remove such injunction, order or decree.

     9.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.2 and Section 6.12 and except for the provisions of Sections 10.2, 10.3, 10.5, 10.6, 10.7, 10.11, 10.12, and 10.13 and
pursuant to any confidentiality agreement signed by the parties hereto.

     9.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

     10.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Parent or the Merger Sub:.............................................
     Breakthrough Electronics, Inc.
                  ..............................................................
         600 Crandall Building
                  ..............................................................
         10 West 100 South
                  ..............................................................
         Salt Lake City, UT 84101
                  ..............................................................
         Attn:
                  ..............................................................
         Facsimile:  ...........................................................
                  ..............................................................
         Telephone:.............................................................

With a copy to :................................................................
                  James C. Lewis, Esq.
                  ..............................................................
         Lewis Law Offices
                  ..............................................................
         600 Crandall Building
                  ..............................................................
         10 West 100 South
                  ..............................................................
         Salt Lake City, UT 84101
                  ..............................................................
         Telephone:........................................................(801)
530-0447
                  ..............................................................
         Facsimile:........................................................(801)
364-8279

If to the Company:..............................................................
                  Digital DJ, Inc.
                  ..............................................................
         1658 East Capitol Expwy.
                  ..............................................................
         San Jose, CA 95121
                  ..............................................................
         Attn: Tom Takahisa, President
                  ..............................................................
         Facsimile:........................................................(408)
246-9855

         Telephone:........................................................(408)
246-5264
With copies to:.................................................................
                  Boyd & Chang, LLP
                  ..............................................................
         19900 MacArthur Boulevard
                  ..............................................................
         Suite 660
                  ..............................................................
         Irvine, California 92612
                  ..............................................................
         Attn: Patrick R. Boyd
                  ..............................................................
         Facsimile: .......................................................(949)
851-0159
         Telephone: .......................................................(949)
851-9800

or such other address or fax number as any party may specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or 5 days after mailing thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     10.2 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or certain stockholders of the Company and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     10.3 Entire Agreement. This Agreement, the Exhibits, the Parent Disclosure Schedule, the confidentiality agreements between the parties hereto and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     10.4 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, the Parent and Merger Sub, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.5 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest, in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise carry out the intent of this Agreement.

     10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws.

     10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

     10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     10.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     10.11 Attorneys' Fees. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

     10.12 Survival. All representations and warranties of any party contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing until 18 months after the Closing.

     10.13 Incorporation  of  Exhibits.   The  Schedules  and all  Exhibits  and
schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     10.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.15 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.16 Consent.   Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed.

                                    "PARENT"

                                  BREAKTHROUGH ELECTRONICS, INC.
                                  A Nevada corporation


                                  By:/s/Lawrence W. Sapperstein
                                     --------------------------
                                     Lawrence W. Sapperstein, President


                                  By:
                                     --------------------------
                                      Its:
                                          --------------------------

                                  "MERGER SUB"

                                  DDJ MERGER SUB, a Nevada corporation


                                  By:
                                     --------------------------
                                      Its:
                                          --------------------------
                                  By:
                                     --------------------------
                                      Its:
                                          --------------------------

                                  "THE COMPANY"

                                  DIGITAL DJ, INC.,
                                  a California corporation



                                  By:/s/Tom Takahisa
                                     ---------------
                                     Tom Takahisa, President and Secretary